                           SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                UGI CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

-------------------------------------------------------------------------------
                                    BOX 858 VALLEY FORGE, PA 19482--610-337-1000

[LOGO OF UGI CORPORATION APPEARS HERE]

LON R. GREENBERG
Chairman, President and
Chief Executive Officer

                                         December 29, 1997

Dear Shareholder,

  On behalf of our entire Board of Directors, I cordially invite you to attend our Annual Meeting of Shareholders on Tuesday, February 24, 1998. At the meeting, we will review UGI's performance for fiscal year 1997 and our expectations for the future.

  Information about the matters to be acted on at the meeting is contained in the accompanying Notice of Meeting and Proxy Statement. Also enclosed with this Proxy Statement are your proxy voting card and the 1997 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

  I look forward to seeing you at the meeting and addressing your questions and comments.

                                                    Sincerely,

                                                    /s/ Lon R. Greenberg

                                                    Lon R. Greenberg

                                 460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

-------------------------------------------------------------------------------
                                    BOX 858 VALLEY FORGE, PA 19482--610-337-1000

[LOGO OF UGI CORPORATION APPEARS HERE]

                                         December 29, 1997

                              Notice of the 1998
                        annual meeting of shareholders

  The Annual Meeting of Shareholders of UGI Corporation will be held on Tuesday, February 24, 1998, at 10:00 a.m., at the Sheraton Valley Forge Hotel, Grand Ballroom, North Gulph Road and First Avenue, King of Prussia, Pennsylvania to consider and take action on the following matters:

  1. Election of seven directors to serve until the next annual meeting of shareholders;

  2. Ratification of the appointment of Arthur Andersen LLP as independent certified public accountants for fiscal year 1998; and

  3. Transaction of other business that is properly raised at the meeting.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "IN FAVOR OF" THE TWO PROPOSALS.

                                         Barton D. Whitman,
                                         Corporate Secretary

                                 460 NORTH GULPH ROAD, KING OF PRUSSIA, PA 19406

 TABLE OF CONTENTS
                  ______________________________________________________________

Notice of Meeting of Shareholders.........................................   i
Annual Meeting Information................................................   1
Securities Ownership of Management........................................   2
Securities Ownership of Certain Beneficial Owners.........................   4
Item 1--Election of Directors.............................................   4
  Nominees................................................................   4
  Board Committees and Meeting Attendance.................................   7
Compensation of Directors.................................................   9
  Directors' Equity Compensation Plan.....................................   9
Report of the Compensation and Management Development Committee of the
   Board of Directors.....................................................  10
Corporate Performance.....................................................  14
Compensation of Executive Officers........................................  16
  Summary of Compensation.................................................  16
  Option Grants in Fiscal 1997............................................  18
  Option Exercises in Fiscal 1997 and Fiscal Year-End Option Values.......  19
  Retirement Benefits.....................................................  20
  Severance Pay Plan for Senior Executive Employees.......................  21
  Change of Control Agreements............................................  21
  Stock Ownership Policy and Indebtedness of Management...................  22
Item 2--Ratification of Appointment of Independent Certified Public
   Accountants............................................................  23
Item 3--Other Matters.....................................................  24
Glossary..................................................................  25

                                UGI CORPORATION
                              460 North Gulph Road
                           King of Prussia, PA 19406

--------------------------------------------------------------------------------
                                PROXY STATEMENT
--------------------------------------------------------------------------------

 ANNUAL MEETING INFORMATION
                           _____________________________________________________

  The Annual Meeting of Shareholders of UGI Corporation will be held on February 24, 1998. At the Annual Meeting, you will be asked to elect directors and appoint independent certified public accountants for the Company.

This proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the Annual Meeting. It is being mailed to shareholders on December 29, 1997.

VOTING RIGHTS
             ___________________________________________________________________

  Only shareholders owning our Common Stock at the close of business on December 12, 1997, may vote at the Annual Meeting. As of December 12, 1997, there were outstanding 33,073,365 shares of Common Stock. Each Shareholder has one vote per share on all matters to be voted on at the Annual Meeting. ChaseMellon Shareholder Services, Inc., our Transfer Agent, will tabulate the votes cast by proxy or in person at the Annual Meeting.

  The director nominees will be elected by a plurality of the votes cast at the Annual Meeting. All other matters to be considered at the meeting require the affirmative vote of a majority of the votes cast at the meeting to be approved. Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Pennsylvania law. Shares held by brokers in street name and for which the beneficial owners have withheld from brokers the discretion to vote are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Pennsylvania law. They will not affect the outcome of a vote on a particular matter.

USE AND REVOCATION OF PROXIES
                             ___________________________________________________

  Each properly executed proxy received in time for the meeting will be voted according to the choices marked on it. If you sign your proxy, but do not mark your choices, your Proxies will vote for the persons nominated for election as directors and in favor of ratification of the appointment of Arthur Andersen as independent certified public accountants for fiscal year 1998.

You can revoke your proxy at any time before it is exercised. To do so, you must give written notice of revocation to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, Pennsylvania 19406, submit another properly signed proxy with a more recent date, or vote in person at the meeting.

SOLICITATION OF PROXIES
                       _________________________________________________________

  Proxies are being solicited by mail from all shareholders of record of our Common Stock. In addition to the solicitation by mail, certain directors, officers and regular employees of the Company and its subsidiaries, without additional compensation, may solicit proxies personally or by telephone or facsimile. The Company has also engaged Corporate Investor Communications, Inc. to solicit proxies for the Company for a fee of $6,000 plus expenses. Banks, brokerage firms and other institutions, nominees, custodians and fiduciaries will, upon request, be reimbursed by the Company for reasonable expenses incurred for sending proxy materials to beneficial owners and obtaining their instructions.


SHAREHOLDER PROPOSALS
                     ___________________________________________________________

  Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following regulations adopted by the Securities and Exchange Commission. Proposals intended for inclusion in next year's proxy statement and proxy must be received by the Company not later than September 2, 1998. Proposals should be addressed to the Corporate Secretary.


 SECURITIES OWNERSHIP OF MANAGEMENT
                                   _____________________________________________

  The table below shows the number of shares of Common Stock beneficially owned by each director, nominee and Named Executive, and by the directors, nominees and all of the Company's executive officers as a group. The table shows ownership as of December 9, 1997.

  AmeriGas Propane is the General Partner of AmeriGas Partners, L.P. The table below also shows, as of December 9, 1997, the number of Common Units beneficially owned by each director, nominee and Named Executive and by the directors, nominees and all of the Company's executive officers as a group.

  Mr. Greenberg beneficially owns approximately 1.2% of the outstanding Common Stock. Each other person named in the table beneficially owns less than 1% of the outstanding Common Stock. Directors, nominees and executive officers as a group own approximately 2.7% of the outstanding Common Stock and less than 1% of the outstanding Common Units.


-----------------------------------------------------------------------------------------------
        SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
-----------------------------------------------------------------------------------------------
                                                                          AGGREGATE NUMBER
                           AGGREGATE NUMBER                                 OF AMERIGAS
                           OF SHARES OF UGI                                PARTNERS, L.P.
                             COMMON STOCK   UNITS HELD UNDER                COMMON UNITS
                             BENEFICIALLY   DIRECTORS' EQUITY EXERCISABLE   BENEFICIALLY
           NAME                OWNED (1)         PLAN (2)       OPTIONS    OWNED (1) (3)
-----------------------------------------------------------------------------------------------
 James W. Stratton               1,428            7,351           5,000         1,000
 ...............................................................................................
 Robert C. Forney                4,828            7,358           4,000         1,600
 ...............................................................................................
 David I. J. Wang               14,448            6,466           5,000         5,000
 ...............................................................................................
 Richard C. Gozon                6,428            5,340           5,000             0
 ...............................................................................................
 Quentin I. Smith, Jr.           2,428            5,643           5,000             0
 ...............................................................................................
 Stephen D. Ban                  5,281            3,424           3,400             0
 ...............................................................................................
 Anne Pol                        1,353            2,923               0             0
 ...............................................................................................
 Lon R. Greenberg               90,360                0         293,959         1,500
 ...............................................................................................
 Marvin O. Schlanger (4)             0                0               0             0
 ...............................................................................................
 Thomas F. Donovan                   0                0               0         1,000
 ...............................................................................................
 Richard L. Bunn                62,600                0          75,000             0
 ...............................................................................................
 Charles L. Ladner              47,607                0          50,000         1,000
 ...............................................................................................
 Michael J. Cuzzolina           13,891                0          60,000             0
 ...............................................................................................
 Brendan P. Bovaird              8,147                0          40,000           200
 ...............................................................................................
 Directors and executive
 officers as a group (14
 persons including those
 listed above)                 273,836           38,505         596,359        11,300
-----------------------------------------------------------------------------------------------

(1) This column shows Shares held in the individual's name, individually or jointly with others, or in the name of a bank, broker or nominee for the individual's account. It includes 2,000 shares held directly by Mr. Bunn's spouse. Also included are shares represented by Units held in the UGI Stock Fund of the 401(k) Employee Savings Plan, based on September 30, 1997 Savings Plan statements.

(2) The Directors' 1997 Plan provides that Units will be converted to shares of Common Stock and paid out to directors upon their retirement or termination of service.

(3) Mr. Greenberg's adult children own 1,000 Common Units; 500 Common Units are held by Mr. Greenberg as custodian for a dependent child.

(4) Mr. Schlanger will fill a vacancy on the Board effective January 1, 1998.

SECTION 16 (A) -- BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE
                    ____________________________________________________________

  Based on the Company's records and written representations, UGI believes its directors and officers complied with all SEC filing requirements applicable to them for Fiscal 1997.


 SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                                  ______________________________

  The following table shows informa tion regarding each person known by the Company to have been the beneficial owner of more than 5% of the Company's Common Stock. The ownership information shown below is based on information re-ceived from Technimetrics, Inc. reporting a Form 13F filed with the Securities and Exchange Commission by Sasco Capital, Inc. in September 1997.



-----------------------------------------------------------------------------------

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-----------------------------------------------------------------------------------
     TITLE OF       NAME AND ADDRESS OF       AMOUNT AND NATURE OF       PERCENT OF
      CLASS          BENEFICIAL OWNER         BENEFICIAL OWNERSHIP        CLASS (1)
-----------------------------------------------------------------------------------
   Common Stock     Sasco Capital, Inc.         2,974,000 shares           9.05%
                    Ten Sasco Hill Road
                    Fairfield, CT 06430

(1) Based on 32,862,016 shares of Common Stock issued and outstanding at September 30, 1997.


--------------------------------------------------------------------------------
                        ITEM 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

NOMINEES
        ________________________________________________________________________

  Seven directors will be elected at the Annual Meeting. Directors will serve until the next annual meeting or until their earlier resignation or removal. If any nominee is not available for election, proxies will be voted for another person nominated by the Board of Directors or the size of the Board will be reduced. Five members of the Board of Directors elected at last year's annual meeting are standing for election this year. Robert C. Forney and Quentin I. Smith, Jr. will retire from the Board at the end of their current term. Mr. Cyrus H. Holley, a director since 1990, and also a director of Atlantic Energy, Inc., resigned from the Board during 1997 due to a potential conflict of interest. Mrs. Anne Pol, a director since 1993, is resigning on December 31, 1997 because of conflicting business commitments.

  On October 28, 1997, the Board of Directors elected Mr. Marvin O. Schlanger a director effective January 1, 1998 to fill a vacancy on the Board. In addition, Mr. Thomas F. Donovan has been nominated to fill the vacancy arising from Mrs. Pol's resignation. The nominees are as follows:

--------------------------------------------------------------------------------
JAMES W. STRATTON
Director Since 1979
Age 61
--------------------------------------------------------------------------------

  Mr. Stratton is the President of Stratton Management Company (since 1972), an investment advisory and financial consulting firm. He is also Chairman and Chief Executive Officer of FinDaTex, a financial services firm. Mr. Stratton serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; Stratton Growth Fund; Stratton Monthly Dividend Shares, Inc.; Stratton Small-Cap Yield Fund; Unisource Worldwide, Inc.; and Teleflex, Inc.

--------------------------------------------------------------------------------
DAVID I. J. WANG
Director Since 1988
Age 65
--------------------------------------------------------------------------------

  In 1991, Mr. Wang retired as Executive Vice President--Timber and Specialty Products and a Director of International Paper Company, positions he had held since 1987. Mr. Wang serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Weirton Steel Corp.

--------------------------------------------------------------------------------
RICHARD C. GOZON
Director Since 1989
Age 59
--------------------------------------------------------------------------------

  Mr. Gozon is Executive Vice President of Weyerhaeuser Company (an integrated forest products company), a position he has held since 1994. He was formerly Director (1984 to 1993), President and Chief Operating Officer of Alco Standard Corporation (a provider of paper and office products) (1988 to 1993); Executive Vice President and Chief Operating Officer (1987); Vice President (1982 to
1988); and President (1979 to 1987) of Paper Corporation of America. He also serves as a director of UGI Utilities, Inc.; AmeriSource Health Corporation; and Triumph Group, Inc.

--------------------------------------------------------------------------------
STEPHEN D. BAN
Director Since 1991
Age 57
--------------------------------------------------------------------------------

  Dr. Ban is President and Chief Executive Officer of the Gas Research Institute (gas industry research and development), a position he has held since 1987). He was formerly Executive Vice President of Gas Research Institute until 1986 and Vice President, Research and Development of Bituminous Materials, Inc. until 1981. Dr. Ban also serves as a director of UGI Utilities, Inc. and Energen Corporation.

--------------------------------------------------------------------------------
LON R. GREENBERG
Director Since 1994
Age 47
--------------------------------------------------------------------------------

  Mr. Greenberg has been Chairman of the Board of Directors of UGI since August 1996, Chief Executive Officer since August 1995, and President since 1994. He was formerly Vice Chairman of the Board from 1995 to 1996, and Senior Vice President--Legal and Corporate Development from 1989 to 1994. Mr. Greenberg also serves as a director of UGI Utilities, Inc.; AmeriGas Propane, Inc.; and Mellon PSFS Advisory Board.

--------------------------------------------------------------------------------
MARVIN O. SCHLANGER
Age 49
--------------------------------------------------------------------------------

  Mr. Schlanger is Executive Vice President and Chief Operating Officer (since
1994) and a director (since 1989) of ARCO Chemical Company. Previously, he was Senior Vice President of ARCO Chemical Company and President of ARCO Chemical Americas Company (1992 to 1994).

--------------------------------------------------------------------------------
THOMAS F. DONOVAN
Age 64
--------------------------------------------------------------------------------

  Mr. Donovan retired as Vice Chairman of Mellon Bank on December 31, 1996, a position he had held since 1988. He continues to serve as a consultant and an advisory board member to Mellon Bank Corp. Mr. Donovan also serves as a director of AmeriGas Propane, Inc.; Nuclear Electric Insurance Co.; and Merrill Lynch International Bank, Inc.

 BOARD COMMITTEES AND MEETING ATTENDANCE
                                        ________________________________________

  The Board of Directors has five committees, the Audit, Compensation and Management Development, Executive/Nominating, Planning and Finance, and Public Affairs Committees. Committees report their actions to the full Board at its next regular meeting. A description of the duties of each committee follows the Committee Membership and Meetings Held table below.

--------------------------------------------------------------------------------

                    COMMITTEE MEMBERSHIP AND MEETINGS HELD

--------------------------------------------------------------------------------
                                      COMPENSATION
                                          AND                 PLANNING
                                       MANAGEMENT  EXECUTIVE/   AND    PUBLIC
             NAME               AUDIT DEVELOPMENT  NOMINATING FINANCE  AFFAIRS
--------------------------------------------------------------------------------
 J. W. Stratton                                         x*        x
 ................................................................................
 R. C. Forney                               x*          x
 ................................................................................
 D. I. J. Wang                              x           x         x*
 ................................................................................
 R. C. Gozon                       x*       x
 ................................................................................
 Q. I. Smith, Jr.                           x                              x
 ................................................................................
 S. D. Ban                         x                                       x
 ................................................................................
 A. Pol                            x                                       x
 ................................................................................
 L. R. Greenberg                                        x         x
 ................................................................................
 No. of Meetings in Fiscal
 1997**                            2        3           2         2        2
--------------------------------------------------------------------------------

*  Chairperson

** The Board held 10 meetings in Fiscal 1997. Each of the incumbent directors, except Mrs. Pol, attended at least 75% of the aggregate of all meetings of the Board of Directors and Committees of the Board on which he or she served.

AUDIT COMMITTEE
               _________________________________________________________________

 . Examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures.

 . Reviews the Company's accounting policies and the objectivity of its financial reporting.

 . Considers annually the qualifications of the Company's independent auditors and the scope of their audit and makes recom-mendations to the Board as to their selection.

 . Receives reports from the internal auditors and reviews the scope of the internal audit program.

COMPENSATION AND MANAGEMENT
DEVELOPMENT COMMITTEE
                     ___________________________________________________________

 . Establishes executive compensation policies and programs.

 . Reviews the Company's management development and succession planning policies.

 . Approves the awards and payments to be made to employees of the Company and its subsidiaries under its long-term compensation plans.

 . Recommends to the Board base salaries and target bonus levels to be paid to executive officers.

 . Makes recommendations to the Board of Directors concerning outside director compensation.


EXECUTIVE/NOMINATING COMMITTEE
                              __________________________________________________

 . Has the full power of the Board between meetings of the Board, with specified limitations relating to major corporate matters.

 . Reviews the qualifications of persons eligible to stand for election as directors and makes recommendations to the Board on this matter.

 . Considers as nominees qualified persons recommended by directors, management and shareholders. Written recommendations for nominees should be delivered to the Corporate Secretary, UGI Corporation, 460 North Gulph Road, King of Prussia, PA 19406. The Company's bylaws do not permit Shareholders to nominate candidates from the floor at an annual meeting without giving 45 days' prior notification to the Corporate Secretary. Notification must include certain information detailed in the Company's bylaws. If you intend to nominate a candidate from the floor at an annual meeting, please contact the Corporate Secretary.



PLANNING AND FINANCE COMMITTEE
                              __________________________________________________

 . Reviews the overall business and financial planning of the Company and its capital expenditures and operating budgets.


PUBLIC AFFAIRS COMMITTEE
                        ________________________________________________________

 . Monitors significant public issues affecting the Company and reviews the Company's charitable contributions, community affairs programs and policies and practices responsive to governmental and regulatory requirements.

 COMPENSATION OF DIRECTORS
                          ______________________________________________________

    The following table shows all components of director compensation for Fiscal 1997:

--------------------------------------------------------------------------------

                          DIRECTORS' COMPENSATION (1)
--------------------------------------------------------------------------------
                                                 CASH         EQUITY
                                             COMPONENT (2)   COMPONENT
--------------------------------------------------------------------------------
 Annual Retainer                                $18,500    153 shares (3)
                                                            630 Units (4)
 ................................................................................

 Annual Retainer for Committee Chair            $ 2,500         --
 ................................................................................

 Annual Retainer for Executive/

 Nominating Committee member                    $ 1,500         --
 ................................................................................

 Board Attendance Fee (per meeting)             $ 1,000         --
 ................................................................................

 Committee Attendance Fee (per meeting)         $ 1,000         --

--------------------------------------------------------------------------------


(1) A director who is an officer or employee of the Company or its subsidiaries is not compensated for service on the Board or on any Committee of the Board.

(2) Directors can defer, until they leave the Board or reach age 70, the receipt of all or a part of the cash retainers and fees payable to them for services as a director. Messrs. Forney and Gozon and Mrs. Pol elected this deferral option.

(3) $3,500 of the Annual Retainer of $22,000 is paid in whole shares of Common Stock pursuant to the Directors' 1997 Plan described below. Fractional Shares are paid in cash. On February 26, 1997, directors received Shares having a fair market value of $22.75 per share.

(4) An award of Units was made effective January 1, 1997 pursuant to the Directors' 1997 Plan described below. Each Unit had a market value of $22.125.

DIRECTORS' EQUITY COMPENSATION PLAN
                                   _____________________________________________

    The Directors' Equity Compensation Plan provides for annual awards to directors of (i) shares of Common Stock and (ii) 630 Units. Directors' annual retainer fees in excess of $18,500 are paid in Common Stock. The fair market value of the Stock is determined as of the first day of the calendar year. The Stock is issued promptly after the first meeting of the Board of Directors in each calendar year. The amount of the annual retainer fee and the corresponding grant of Stock is prorated for any director who commences service during a calendar year. Fractional Shares are paid in cash. Prior to the beginning of each calendar year, participants may elect to defer any portion of their meeting fees and the cash portion of their annual retainer into Units.

    On January 1, 1997, Directors with accrued benefits under the former Directors' Retirement Plan had credited to their account an initial award of Units equal in value to their accrued retirement benefits. To determine the number of Units to be credited, the value of accrued retirement benefits for each participant was divided by the average of the closing sales prices for the Common Stock as reported on the New York Stock Ex-change Composite Transactions tape for each trading day in the period October 1, 1996 through December 31, 1996. On January 1, 1997, Messrs. Stratton, Forney, Wang, Gozon, Holley, Smith and Ban and Mrs. Pol had credited to their accounts 6,721, 6,007, 5,836, 4,046, 4,257, 5,013, 2,794 and 1,466 Units, respectively.

  All whole Units credited to a director earn dividend equivalents on each record date for the payment of a dividend by the Company on its Common Stock. A dividend equivalent is an amount determined by multiplying the number of Units credited to a participant's account by the per-share cash dividend, or the per-share fair market value of any non-cash dividend, paid by the Company on its Shares on a dividend payment date. Accrued dividend equivalents are converted to additional whole Units annually, on the last day of the calendar year.

 REPORT OF THE COMPENSATION AND MANAGEMENT DEVELOPMENT
 COMMITTEE OF THE BOARD OF DIRECTORS
                                    ____________________________________________

ROLE OF THE COMMITTEE
                     ___________________________________________________________

  The Committee establishes and oversees the Company's executive compensation policies and programs. The Committee also recommends to the Board of Directors base salaries, target bonus levels, actual bonuses, and long-term incentive awards to be paid to executive officers. In carrying out these functions, we believe it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced shareholder value.

  Our Committee is comprised of independent outside directors, none of whom is or was an officer or employee of the Company or its subsidiaries. Periodically we solicit and receive recommendations and advice from independent third party compensation consultants. Towers Perrin has acted in this capacity since 1986. Compensation for the chief executive officer of UGI Utilities, Inc. is determined by its Compensation Committee and Board of Directors under the same process described in this report.


EXECUTIVE COMPENSATION PROGRAM
                              __________________________________________________

  The executive compensation program is designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. We believe that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation, as stated above, should be tied to the performance of the business and be aligned with benefits realized by the Company's shareholders.

  Compensation for Company executives consists of both cash and equity based opportunities. The annual cash compensation consists of (i) base salary and
(ii) annual bonus opportunity under the Company's Annual Bonus Plan. Equity based opportuni-ties are provided on a long-term basis under the Company's 1997 Stock Option and Dividend Equivalent Plan ("1997 SODEP"), which was approved by shareholders at the 1997 Annual Meeting. That plan succeeded the 1992 Stock Option and Dividend Equivalent Plan ("1992 SODEP"), which is no longer a source for option grants.

  The Committee determines base salary ranges for executive officers based upon competitive pay practices in the businesses and industries in which the Company competes. The base salary ranges for all executive officers were set at the 50th percentile of the survey companies. For fiscal year 1997, as has been the practice in the past, the Committee reviewed a report from Towers Perrin which compared base salary ranges for executive officers with base salary ranges for similar positions as reported in published survey results in Towers Perrin's Executive Compensation Survey of 639 national non-utility, non-financial compa-nies, the American Gas Association's Executive Compensation Survey of 87 utility companies, and Edison Electric Institute's Executive Compensation Survey of 85 utility companies. This comparison was weighted to reflect the Company's approximate business mix.

  Annually the Committee recommends to the Board of Directors changes in actual salaries of executive officers based on judgments of past performance, expanded job duties, scope and responsibilities (if any), and expected future contributions. The most recent past performance is the prime determinant.

  The Committee also oversees the Company's Annual Bonus Plan for executive officers. We establish challenging objectives based on business prospects. For Mr. Greenberg and Mr. Ladner, the sole objective is achieving financial per-formance for the Company. For Mr. Cuzzolina and Mr. Bovaird, payments are contingent on achieving both the current financial performance objective and individual management objectives, with greater weight (75%) given to the current financial performance objective. Mr. Bunn is covered under the UGI Utilities, Inc. Annual Bonus Plan. For Mr. Bunn, the sole objective is achieving the financial performance goal for UGI Utilities, Inc.

  Each year, after completion of the audit of the Company's financial statements, the Committee reviews business results and the individual performance of each executive officer and determines and recommends to the Board cash bonus payments under the terms of the Annual Bonus Plan. The financial objective for fiscal year 1997 for UGI Corporation executives was based on the weighted achievement of financial performance goals by AmeriGas Partners, L.P. ("AmeriGas Partners") and UGI Utilities, Inc. Weighting was based on the Company's approximate business mix. For executives whose sole ob-jective is achieving a financial performance goal, bonus payments are subject to a maximum 15% adjustment of the calculated bonus based on the individual's contribution having a significant impact on corporate performance. In addition, for all participants, the financial performance factor is subject to a maximum 10% adjustment based on the positive or negative contribution from UGI Cor-poration (other than utility and propane business performance) on overall Company financial performance. During fiscal year 1997, the financial objective for UGI Utilities, Inc. was net earnings after preferred stock dividends. For AmeriGas Partners, the financial objective was based on earnings before interest, taxes, depreciation and amortization

("EBITDA"), adjusted for interest, capital expenditures, and Partnership distributions as well as for real volume growth, net customer gains or losses, and return on assets. In applying the AmeriGas Partners' formula, the Committee adjusted certain non-financial targets under the Plan.

  Periodically the Committee reviews the overall competitiveness of the Annual Bonus Plan with its compensation consultant. For 1997, using the published survey sources and methodology previously identified, the Annual Bonus Plan target bonus opportunity for each executive remained at the 75th percentile of the survey companies. The 75th percentile level was determined to be appropriate in light of the Committee's view that the annual bonus opportunities should have a high reward potential to recognize the difficulty of achieving the annual goals and the significant corporate impact of doing so.

 The 1997 SODEP consists of non-qualified stock option grants, with an opportunity to earn during a three-year performance period an amount equivalent to or greater than the dividends paid on the number of shares covered by options. Payment of dividend equivalents will be based on the Company's total shareholder return relative to a group of peer companies over a three-year performance period. The peer group consists of the S&P Utility Index, modified by eliminating all telecommunication companies. (A list of the thirty-eight companies which now comprise the peer group appears under the heading "Corporate Performance" following this report.)

  The Committee believes that a shareholder's investment in the Company and the long-term return on that investment can be judged on a relative basis against comparable investment opportunities and that it is, in turn, appropriate to relate this judgment to an executive's long-term compensation. The Committee believes that grants made under the 1997 SODEP will focus executives on increasing shareholder value. Stock option awards were determined utilizing Towers Perrin's Long-Term Incentive Plan Survey comprised of 515 national companies and competitive award levels recommended to the Committee by Towers Perrin. The awards were valued by the Black-Scholes model. A total of 410,000 options were granted to Messrs. Greenberg, Bunn, Ladner, Cuzzolina and Bovaird in December 1996.


FISCAL YEAR 1997 CEO COMPENSATION
                                 _______________________________________________

  The compensation for Mr. Greenberg recommended to the Board of Directors was based upon a number of factors and criteria. These include the procedure for determining base salary ranges, actual salaries within ranges, Annual Bonus Plan targets and long-term incentive awards described earlier in this report.

 Base Salary. For 1997, the Committee determined that Mr. Greenberg's base salary be increased by 9.7% over the level set for fiscal year 1996. The Commit-tee's determination was based on the fact that Mr. Greenberg was compensated at the low end of his salary range and the Committee felt it was appropriate that his base salary be advanced further in the range in light of the Company's improved financial performance. In addition, Mr. Greenberg's overall performance in building a new leadership team for AmeriGas Propane, Inc. was considered outstanding. The Committee also considered the additional duties and respon-sibilities Mr. Greenberg assumed in August 1996 when he became Chairman of the Board. Mr. Greenberg is not separately compensated in his base salary for his responsibilities as interim Chief Executive Officer of AmeriGas Propane.

  Annual Bonus. For 1997, Mr. Greenberg earned the annual bonus shown on page 16 based on (i) the fact that UGI Utilities, Inc. exceeded its predetermined financial goal, (ii) the financial performance of AmeriGas Partners, taking into account the factors previously discussed, and (iii) Mr. Greenberg's individual contribution as CEO of both UGI and AmeriGas Propane to these strong financial results.

  Long-Term Incentive. In December 1996, Mr. Greenberg was awarded 200,000 stock options (each with a corresponding dividend equivalent) under the 1997 SODEP. Previously Mr. Greenberg was awarded a total of 143,959 stock options under the 1992 SODEP. Mr. Greenberg is currently vested in all 343,959 of these options. All grants made under both plans were based on competitive award levels. Dividend equivalent payments under the 1997 SODEP are contingent on superior performance compared to a group of peer companies over a three-year performance period.

POLICY ON DEDUCTIBILITY OF COMPENSATION
                                       _________________________________________

  Section 162(m) of the Internal Revenue Code limits the tax deduc tion to $1,000,000 for compensation paid to the Chief Executive Officer and other Named Executive Officers unless certain requirements are met. One of the requirements is that compensation over $1,000,000 must be based upon attainment of performance goals approved by shareholders. The 1997 SODEP was approved by the Company's shareholders and was designed to meet the requirements of Section 162(m) with respect to stock option and dividend equivalent awards. Most options awarded under the 1992 SODEP are also not subject to the deductibility cap. At this time, the Committee is not recommending that any of the Company's other existing executive compensation plans be amended to meet the requirements of
Section 162(m) for exclusion from the deductibility cap, given the relatively small amounts, if any, that might exceed the cap.

     Compensation and Management
        Development Committee

    Robert C. Forney, Chairman
    Richard C. Gozon
    Quentin I. Smith, Jr.
    David I. J. Wang

 CORPORATE PERFORMANCE
                      __________________________________________________________

  The line graph shown below shows a five-year comparison of the cumulative total shareholder return on the Common Stock of the Company as compared to the cumulative total return of three other indexes: the S&P 500 Index, a peer group of diversified utilities referred to as the "1997 SODEP Peer Index"* and a peer group of natural gas distributors referred to as the "1992 SODEP Peer Index"**. In Fiscal 1997, the companies in the 1997 SODEP Peer Index were selected as the Company's peer group, replacing the companies in the 1992 SODEP Peer Index. The graph covers the five years ended September 30, 1997. The annualized returns reflected in the graph for the Company, the S&P 500 Index, the 1997 SODEP Peer Index, and the 1992 SODEP Peer Index were 24.79%, 40.45%, 13.67% and 19.49%, respectively.


                             [LINE GRAPH APPEARS HERE]

        Comparison of 5 Year Cumulative Total Shareholder Return Among
          UGI Corporation, S & P 500, 1997 SODEP Peer Index and 1992
                               SODEP Peer Index


                                1992            1993            1994            1995            1996            1997
                                ----            ----            ----            ----            ----            ----
UGI Corp                      100.00          122.77          100.64          118.46          143.84          179.49
S & P 500                     100.00          113.00          117.17          152.02          182.93          256.92
1992 SODEP Peer Group         100.00          122.67          108.22          119.92          144.45          172.61
1997 SODEP Peer Group         100.00          122.44           99.12          124.68          134.76          153.19

--------------------------------------------------------------------------------
                          1992     1993     1994     1995     1996     1997
--------------------------------------------------------------------------------
  UGI Corporation        100.00   122.77   100.64   118.46   143.84   179.49
 ................................................................................
  S&P 500                100.00   113.00   117.17   152.02   182.93   256.92
 ................................................................................
  1997 SODEP Peer Index  100.00   122.44    99.12   124.68   134.76   153.19
 ................................................................................
  1992 SODEP Peer Index  100.00   122.67   108.22   119.92   144.45   172.61
--------------------------------------------------------------------------------


   The performance illustrated assumes that $100 was invested in UGI Common Stock and each index on September 30, 1992, and that all dividends were reinvested.

* The 1997 SODEP Peer Index includes American Electric Power Company, Inc., Baltimore Gas & Electric Company, Carolina Power & Light Company, Central & South West Corporation, Cinergy Corporation, Coastal Corporation, Columbia Gas System, Inc., Consolidated Edison Co. of N.Y., Inc., Consolidated Natural Gas Company, Dominion Resources, Inc., DTE Energy Company, Duke Power Compa-ny, Eastern Enterprises, Edison International, Enron Corporation, Entergy Corporation, FPL Group, Inc., GPU, Inc., Houston Industries, Inc., Niagara Mohawk Power Corporation, NICOR, Inc., NorAm Energy Corp. (1), Northern States Power Company, Ohio Edison Company, ONEOK, Inc., Pacific Enterprises, Pacificorp, PanEnergy Corp. (2), PECO Energy Company, Peoples Energy Corpora-tion, PG&E Corp., PP&L Resources, Inc., Public Service Enterprise Group, Inc., Sonat, Inc., Southern Company, Texas Utilities Company, Unicom Corpora-tion, Union Electric Company and The Williams Companies, Inc.

     (1) Acquired by Houston Industries, Inc.
     (2) Acquired by Duke Power Company

** The 1992 SODEP Peer Index includes AGL Resources, Inc., Atmos Energy Corpo-ration, Bay State Gas Company, Cascade Natural Gas Corporation, Colonial Gas Company, Connecticut Energy Corporation, CTG Resources, Inc., Energen Corpo-ration, Indiana Energy, Inc., KeySpan Energy Corp., Laclede Gas Company, Na-tional Fuel Gas Company, New Jersey Resources Corporation, Northwest Natural Gas Company, Peoples Energy Corporation, Piedmont Natural Gas Company, Inc., Providence Energy Corporation, Public Service Company of North Carolina, Inc., South Jersey Industries, Inc., United Cities Gas Company (1), Washing-ton Energy Company (2) and Washington Gas Light Company.

     (1) Acquired by Atmos Energy Corporation
     (2) Acquired by Puget Sound Energy

 COMPENSATION OF EXECUTIVE OFFICERS
                                   _____________________________________________

SUMMARY OF COMPENSATION
                       _________________________________________________________

  The following table shows cash and other compensation paid or accrued to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers.



 -----------------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------
                                                             LONG-TERM
                                                            COMPENSATION
------------------------------------------------------------------------------------------
                        ANNUAL COMPENSATION                AWARDS    PAYOUTS
------------------------------------------------------------------------------------------
                                                         SECURITIES
                                                  OTHER    UNDER-
                                                 ANNUAL    LYING
                                                 COMPEN-  OPTIONS/    LTIP    ALL OTHER
   NAME AND PRINCIPAL         SALARY     BONUS   SATION     SARS     PAYOUTS COMPENSATION
        POSITION        YEAR    ($)     ($) (1)  ($) (2)     (#)       ($)     ($) (3)
------------------------------------------------------------------------------------------
  Lon R. Greenberg      1997 $ 509,827 $ 425,000 $ 7,671 200,000(4)    $ 0     $ 14,233
   Chairman,            1996 $ 465,000 $ 122,760 $ 7,359       0       $ 0     $ 10,462
   President and        1995 $ 381,923 $       0 $ 7,365  14,167(5)    $ 0     $ 11,439
   Chief Executive
   Officer,
   UGI Corporation
 ..........................................................................................
  Richard L. Bunn       1997 $ 318,089 $ 139,073 $ 7,696  75,000(4)    $ 0     $ 10,254
   President and Chief  1996 $ 305,900 $ 137,655 $ 5,855       0       $ 0     $ 10,579
   Executive Officer,   1995 $ 305,900 $ 164,268 $ 6,684       0       $ 0     $  9,732
   UGI Utilities, Inc.
 ..........................................................................................
  Charles L. Ladner     1997 $ 254,762 $ 136,216 $ 8,235  75,000(4)    $ 0     $  6,923
   Senior Vice          1996 $ 245,000 $  52,920 $ 8,881       0       $ 0     $  6,480
   President--Finance,  1995 $ 245,000 $  42,998 $ 8,851       0       $ 0     $  8,219
   UGI Corporation
 ..........................................................................................
  Michael J. Cuzzolina  1997 $ 176,370 $  71,990 $ 7,569  30,000(4)    $ 0     $  4,527
   Vice President--     1996 $ 168,000 $  28,843 $ 7,955       0       $ 0     $  4,336
   Accounting and       1995 $ 168,000 $  24,696 $ 8,090       0       $ 0     $  5,223
   Financial Control
   UGI Corporation
 ..........................................................................................
  Brendan P. Bovaird    1997 $ 164,653 $  64,449 $ 3,769  30,000(4)    $ 0     $  4,196
   Vice President and   1996 $ 149,999 $  21,853 $ 1,299       0       $ 0     $  1,363
   General Counsel,     1995 $  66,346 $   8,663 $     0  10,000(5)    $ 0     $      0
   UGI Corporation
------------------------------------------------------------------------------------------

(1) Bonuses earned under the Annual Bonus Plan are for the year reported, re-gardless of the year paid. The Company's Annual Bonus Plan is based on the achievement of business and/or financial performance objectives which sup-port business plans and goals. Bonus opportunities vary by position and for Fiscal 1997 ranged from 0% to 148% of base salary for Mr. Greenberg, 0% to 52% for Mr. Bunn, from 0% to 102% for Mr. Ladner, and from 0% to 65% for Messrs. Cuzzolina and Bovaird. Bonus payments in fiscal years 1996 and 1995 for all Named Executives except Mr. Bunn were adversely affected by the failure of AmeriGas Propane to achieve its predetermined financial perfor-mance goals.

(2) Amounts represent tax payment reimbursements for certain benefits.

(3) Amounts represent Company contributions in accordance with the provisions of the UGI Utilities, Inc. Employee Savings Plan and allocations under the Company's Supplemental Executive Retirement Plan. During fiscal years 1997, 1996, and 1995, the following contributions were made to the Named Execu-tives: (i) under the Employee Savings Plan: For each of Messrs. Greenberg, Bunn, Ladner and Cuzzolina, $3,375, $3,375, and $3,375; Mr. Bovaird, $3,375, $1,363 and $0; and (ii) under the Supplemental Executive Retirement
    Plan: Mr. Greenberg, $10,858, $7,087, and $8,064; Mr. Bunn, $6,879, $7,204,
    and $6,357; Mr. Ladner, $3,548, $3,105, and $4,844; Mr. Cuzzolina, $1,152,
    $961, and $1,848; and Mr. Bovaird, $821, $0 and $0.

(4) Non-qualified stock options granted on December 10, 1996 under the 1997 SODEP. The 1997 SODEP consists of non-qualified stock option grants and the opportunity for participants to earn an amount equivalent to the dividends paid on shares covered by options, subject to a comparison of the total re-turn on a share of the Company's Common Stock with the total return achieved by each member of the 1997 SODEP Peer Group over a three-year pe-riod beginning January 1, 1997 and ending December 31, 1999. Total return encompasses both changes in the per share market price and dividends paid on a share of Common Stock. See the graph under the heading "Corporate Per-formance."

(5) Non-qualified stock options granted under the 1992 SODEP.

Option Grants in Fiscal 1997
                            ------------------------------

  The two following tables show information on stock options for each of the Named Executives:

-----------------------------------------------------------------------------------------
                             Option Grants In Fiscal 1997
-----------------------------------------------------------------------------------------
                                                                              Grant Date
                           Individual Grants                                    Value
-----------------------------------------------------------------------------------------
                      Number of       % of Total
                      Securities       Options
                      Underlying      Granted to                               Grant Date
                       Options       Employees in    Exercise or   Expiration   Present
          Name        Granted(1)    Fiscal 1997(2)   Base Price       Date      Value(3)
-----------------------------------------------------------------------------------------
Lon R. Greenberg       200,000         30.59%         $ 22.625      12/09/06   $ 486,000
 .........................................................................................
Richard L. Bunn         75,000         11.47%         $ 22.625      12/09/06   $ 182,250
 .........................................................................................
Charles L. Ladner       75,000         11.47%         $ 22.625      12/09/06   $ 182,250
 .........................................................................................
Michael J. Cuzzolina    30,000          4.59%         $ 22.625      12/09/06   $  72,900
 .........................................................................................
Brendan P. Bovaird      30,000          4.59%         $ 22.625      12/09/06   $  72,900
-----------------------------------------------------------------------------------------

(1) Non-qualified stock options granted on December 10, 1996 under the 1997 SODEP. Each grant also includes the opportunity to earn an amount equiva-lent to the dividends paid during the performance period on shares covered by options. The option exercise price is not less than 100% of the Fair Market Value of the Company's Common Stock on the date of the grant. These options were fully vested on the date of grant. Options granted under the 1997 SODEP are nontransferable and are generally exercisable only while the optionee is employed by the Company or a subsidiary. Options are subject to adjustment in the event of recapitalizations, stock splits, mergers, and other similar corporate transactions affecting the Company's Common Stock.

(2) A total of 653,750 options were granted to employees of UGI Corporation and its subsidiaries in Fiscal 1997 under the 1997 SODEP and the 1992 Non-Qual-ified Stock Option Plan.

(3) Based on the Black-Scholes options pricing model. The assumptions used in calculating the grant date present value are as follows:

  . Three years of closing monthly stock price observations were used to calculate the stock volatility and dividend yield assumptions

  . Stock volatility -- .1676

  . Stock's dividend yield -- 6.54%

  . Length of option term -- 10 years

  . Annualized risk-free interest rate -- 6.36%

  . Discount for risk of forfeiture -- 0%

  All options were granted at fair market value. The actual value, if any, the executive may realize will depend on the excess of the stock price on the date the option is exercised over the exercise price. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model.

-----------------------------------------------------------------------------------------------------------
                                       Option Exercises in Fiscal 1997
                                       And Fiscal Year-End Option Values
-----------------------------------------------------------------------------------------------------------
                                                    Number of Securities                Value of
                        No. of                          Underlying                     Unexercised
                        Shares                          Unexercised                   In-The-Money
                      Acquired on     Value             Options at                     Options at
        Name           Exercise      Realized         Fiscal Year-End                Fiscal Year-End
                                                  ---------------------------------------------------------
                                                  Exercisable  Unexercisable    Exercisable   Unexercisable
-----------------------------------------------------------------------------------------------------------
Lon R. Greenberg          0           $ 0          143,959          0         $ 1,079,693(1)      $ 0
                                                   200,000          0         $ 1,000,000(2)      $ 0
 ...........................................................................................................
Richard L. Bunn           0           $ 0           87,500          0         $   656,250(1)      $ 0
                                                    75,000          0         $   375,000(2)      $ 0
 ...........................................................................................................
Charles L. Ladner       87,500      $527,595        75,000          0         $   375,000(2)      $ 0
 ...........................................................................................................
Michael J. Cuzzolina      0           $ 0           30,000          0         $   225,000(1)      $ 0
                                                    30,000          0         $   150,000(2)      $ 0
 ...........................................................................................................
Brendan P. Bovaird        0           $ 0           10,000          0         $    75,000(1)      $ 0
                                                    30,000          0         $   150,000(2)      $ 0
-----------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the 1992 SODEP option exercise price ($20.125) and $27.625 (fiscal year-end closing stock price) multiplied by the number of shares underlying the option.

(2) Value is calculated using the difference between $22.625 (1997 SODEP option exercise price) and $27.625 (fiscal year-end closing stock price) multiplied by the number of shares underlying the option.

RETIREMENT BENEFITS
                   _____________________________________________________________

  The following Pension Plan Benefit Table shows the annual benefits upon retirement at age 65 in 1997, without regard to statutory maximums, for various combinations of final average earnings and lengths of service which may be payable to the Named Executives under the Company's Retirement Plan and its Supplemental Executive Retirement Plan. Messrs. Greenberg, Bunn, Ladner, Cuzzolina and Bovaird had, respectively, 16 years, 38 years, 23 years, 22 years, and 2 years of credited service under these Plans at September 30, 1997.


                          PENSION PLAN BENEFITS TABLE
--------------------------------------------------------------------------------
                  ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
                                    SHOWN (2)
              ------------------------------------------------------------------
 FINAL 5-YEAR
   AVERAGE
    ANNUAL
   EARNINGS
     (1)      15 YEARS 20 YEARS 25 YEARS 30 YEARS 35 YEARS 40 YEARS
--------------------------------------------------------------------------------
  $  200,000  $ 57,000 $ 76,000 $ 95,000 $114,000 $133,000 $136,800 (3)
 ................................................................................
  $  300,000  $ 85,500 $114,000 $142,500 $171,000 $199,500 $205,200 (3)
 ................................................................................
  $  400,000  $114,000 $152,000 $190,000 $228,000 $266,000 $273,600 (3)
 ................................................................................
  $  500,000  $142,500 $190,000 $237,500 $285,000 $332,500 $342,000 (3)
 ................................................................................
  $  600,000  $171,000 $228,000 $285,000 $342,000 $399,000 $410,400 (3)
 ................................................................................
  $  700,000  $199,500 $266,000 $332,500 $399,000 $465,500 $478,800 (3)
 ................................................................................
  $  800,000  $228,000 $304,000 $380,000 $456,000 $532,000 $547,200 (3)
 ................................................................................
  $  900,000  $256,500 $342,000 $427,500 $513,000 $598,500 $615,600 (3)
 ................................................................................
  $1,000,000  $285,000 $380,000 $475,000 $570,000 $665,000 $684,000 (3)
 ................................................................................
  $1,200,000  $342,000 $456,000 $570,000 $684,000 $798,000 $820,800 (3)
 ................................................................................
  $1,400,000  $399,000 $532,000 $665,000 $798,000 $931,000 $957,600 (3)
--------------------------------------------------------------------------------


(1) Consists of (i) base salary, commissions and cash payments under the Annual Bonus Plan, and (ii) deferrals thereof permitted under the Internal Revenue Code.

(2) Annual benefits are computed on the basis of straight life annuity amounts. These amounts include pension benefits, if any, to which a participant may be entitled as a result of participation in a pension plan of a subsidiary during previous periods of employment. The amounts shown do not take into account exclusion of up to 35% of the estimated primary Social Security benefit. The Retirement Plan provides a minimum benefit equal to 25% of a participant's final 12-months' earnings, reduced proportionately for less than 15 years of credited service at retirement. The minimum Retirement Plan benefit is not subject to Social Security offset.

(3) The maximum benefit under the Retirement Plan and the UGI Supplemental Executive Retirement Plan is equal to 60% of a participant's highest consecutive 12 months' earnings during the last 120 months.

SEVERANCE PAY PLAN FOR SENIOR
EXECUTIVE EMPLOYEES
                   _____________________________________________________________

  The UGI Corporation Severance Pay Plan for Senior Executive Employees assists certain senior level employees of the Company in the event their employment is terminated with-out fault on their part. Benefits are payable to a senior executive covered by the Severance Plan if the senior executive's employment is in-voluntarily terminated for any reason other than for cause or as a result of the senior executive's death or disability.

  The Severance Plan provides for cash payments equal to a participant's compensation for a period of time ranging from 3 months to 15 months (30 months in the case of Mr. Greenberg), depending on length of service. In addition, a participant receives the cash equivalent of his or her target bonus under the Annual Bonus Plan, pro-rated for the number of months served in the fiscal year. However, if the termination occurs in the last two months of the fiscal year, the Chief Executive Officer has the discretion to determine whether the par-ticipant will receive a pro-rated target bonus, or the actual annual bonus which would have been paid after the end of the fiscal year, assuming that the participant's entire bonus was contingent on meeting the Company's financial performance goal. The Plan also continues certain employee benefits for a period of up to 15 months (30 months in the case of Mr. Greenberg). The Company has the option to pay a participant the cash equivalent of those employee benefits.

  In order to receive benefits under the Severance Plan, a senior executive is required to execute a release which discharges the Company and its subsidiaries from liability for any claims the senior executive may have against any of them, other than claims for amounts or benefits due the executive under any plan, program or contract binding on UGI or its subsidiaries. The senior executive is also required to cooperate in attending to matters pending at the time of his or her termination.

CHANGE OF CONTROL AGREEMENTS
                            ____________________________________________________

  Messrs. Greenberg, Bovaird, Bunn, Ladner and Cuzzolina each have an Agreement with the Company which provides certain benefits in the event of a change of control. The Agreements operate independently of the Severance Plan, continue through July 2002, and are automatically extended in one-year increments there-after unless, prior to a change of control, the Company terminates an Agreement. In the absence of a change of control, each Agreement will terminate when, for any reason, the executive terminates his employment with the Company or its subsidiaries.

  A change of control is generally deemed to occur if: (i) any person (other than certain persons or entities affiliated with the Company), together with all affiliates and associates of such person, acquires securities representing 20% or more of either (A) the then outstanding shares of Common Stock of the Company or (B) the combined voting power of the Company's then out-standing voting securities, in either case unless the members of the Executive Committee in office immediately prior to such acquisition determine that the circumstances do not warrant the implementation of the provisions of the Agreement; (ii) individuals, who at the beginning of any 24-month period constitute the Board of Directors (the "Incumbent Board") and any new director whose election by the Board of Directors, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the Incumbent Board, cease for any reason to constitute a majority; (iii) the Com-pany is reorganized, merged or consolidated with or into, or sells all or substantially all of its assets to, another corporation in a transaction in which former shareholders of the Company do not own more than 50% of the outstanding common stock and the combined voting power, respectively, of the then outstanding voting securities of the surviving or acquiring corporation after the transaction, in any such case, unless the Executive Committee deter-mines at the time of such transaction that the circumstances do not warrant the implementation of the provisions of the Agreement; or (iv) the Company is liquidated or dissolved.

  The Agreements provide for payment of severance benefits if there is a termination of the executive's employment without cause at any time within three years after a change of control. In addition, following a change of control, the executive may elect to terminate his employment without loss of severance benefits in certain situations, including termination of officer status; a significant adverse change in authority, duties, responsibilities or compensation; the failure of the Company to comply with any of the terms of the Agreement; or a substantial relocation or excessive travel requirements.

  An executive terminated with rights to severance compensation under an Agreement will receive an amount equal to 1.0 or 1.5 (2.5 in the case of Mr. Greenberg) times his average total cash remuneration for the preceding five calendar years. If the severance compensation payable under the Agreement, either alone or together with other payments to an executive, would constitute "excess parachute payments," as defined in Section 280G of the Internal Revenue Code of 1986, as amended, the executive will receive an additional amount, such that the net amount retained after payment of applicable taxes is equal to the total severance compensation payable.


STOCK OWNERSHIP POLICY AND
INDEBTEDNESS OF MANAGEMENT
                           _____________________________________________________

  The Board of Directors established a policy effective October 1, 1997 that requires individuals in key management positions in the Company and its subsidiaries to own significant amounts of Common Stock. The required levels of ownership range from 40% of base salary to 450% of base salary for the Company's Chief Executive Officer. The policy is designed to encourage growth in share-holder value by closely linking executives' risks and rewards with the Company's total shareholder return. To assist employees in purchasing Stock to comply with the policy, low-interest loans

(4%) are available from a subsidiary of the Company. Each loan is full recourse to the borrower and is secured by a pledge of the Stock purchased. The loans mature in 10 years.

  Four of the Company's six executive officers have obtained loans to finance the purchase of Stock to comply with the new policy. The executive officers' loan amounts are as follows: Mr. Greenberg, $1,631,500; Mr. Cuzzolina, $126,819; Mr. Bovaird, $228,095; and Mr. Hall, $242,983.

-------------------------------------------------------------------------------

                   ITEM 2-- RATIFICATION OF APPOINTMENT OF
                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
-------------------------------------------------------------------------------

  The Board of Directors appointed Arthur Andersen LLP as independent certified public accountants to examine and report on the consolidated financial statements of the Company for the 1998 fiscal year and recommends that the Shareholders approve the appointment. If the Shareholders do not approve the appointment of Arthur Andersen, the Audit Committee and the Board of Directors will consider the appointment of other independent certified public accoun-tants. One or more representatives of Arthur Andersen will be present at the Annual Meeting. They will have the opportunity to respond to appropriate questions and to make a statement if they wish to do so.

 On July 11, 1997, the Company ended its independent auditor relationship with Coopers & Lybrand L.L.P. and appointed Arthur Andersen LLP as UGI's principal auditor for Fiscal 1997 in order to respond to comments received from the staff of the Securities and Exchange Commission. Coopers & Lybrand previously served as the Company's independent certified public accountants for many years. The decision to change the Company's accountants was made during Fiscal 1997 after consideration of various ways of complying with the accounting rules and prac-tices of the Commission's staff. Under those rules and practices, a company's principal auditor is expected to audit and assume responsibility for reporting on at least 50% of the assets and revenues of the consolidated entity. In fiscal years 1996 and 1995, AmeriGas Propane, Inc. engaged Arthur Andersen to audit its financial statements. Except for 1995 revenues, those financial statements reflected total assets and revenues greater than 50% of the consolidated assets and revenues of UGI Corporation.

 Management's decision to change the Company's principal auditor was not recommended or approved by the Audit Committee of the Board of Directors. However, it was discussed with the Chairman of the Audit Committee and ratified by the Company's full Board of Directors. Coopers & Lybrand's reports on the Company's consolidated financial statements for 1996 and 1995 contained no ad-verse or disclaimed opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles and insofar as they related to amounts included for AmeriGas Propane, were based solely on the reports of Arthur Andersen.

 During the Company's two fiscal years ended September 30, 1996 and 1995 and through July 11, 1997, the Company had no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Coopers & Lybrand, would have caused the firm to refer to such matter in its report on the consolidated financial statements of the Company for such years.

  During the Company's two fiscal years ended September 30, 1996 and 1995 and through July 11, 1997, the Company had no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K issued by the Securities and Exchange Commission.

  During the Company's two fiscal years ended September 30, 1996 and September 30, 1995 and through the date of engagement of Arthur Andersen on July 11, 1997, the Company had not consulted with Arthur Andersen regarding any of the matters specified in Item 304 (a) (2) of Regulation S-K issued by the Securi-ties and Exchange Commission.

-------------------------------------------------------------------------------

                            ITEM 3 -- OTHER MATTERS
-------------------------------------------------------------------------------

  The Board of Directors is not aware of any other matters to be presented for action at the meeting. If any other matter requiring a vote of the shareholders should arise, the Proxies (or their substitutes) will vote in accordance with their best judgment.

 GLOSSARY
         _______________________________________________________________________

       1992 SODEP........................... UGI Corporation 1992 Stock Option
                                             and Dividend Equivalent Plan.

       1997 SODEP........................... UGI Corporation 1997 Stock Option
                                             and Dividend Equivalent Plan.

       1992 SODEP Peer Group................ Each member of a group of comparable companies (see
                                             description under heading
                                             "Corporate Performance").

       1997 SODEP Peer Group................ Each member of a group of comparable companies (see
                                             description under heading
                                             "Corporate Performance").

       AmeriGas Partners.................... AmeriGas Partners, L.P., a master limited partnership whose Common
                                             Units trade on the New York Stock
                                             Exchange.

       AmeriGas Propane..................... AmeriGas Propane, Inc., a
                                             subsidiary of the Company and the
                                             General Partner of AmeriGas
                                             Partners, L.P.

       Annual Meeting....................... 1998 Annual Meeting of
                                             Shareholders of UGI Corporation.

       Arthur Andersen...................... Arthur Andersen LLP.

       Board or Board of Directors.......... Board of Directors of UGI
                                             Corporation.

       CEO.................................. Chief Executive Officer of UGI
                                             Corporation.

       Coopers & Lybrand.................... Coopers & Lybrand L.L.P.

       Common Stock or Stock or Shares...... UGI Corporation Common Stock.

       Common Unit.......................... A limited partnership interest in
                                             AmeriGas Partners.

       Directors' 1997 Plan................. UGI Corporation Directors' Equity
                                             Compensation Plan.

       Fiscal 1997.......................... The Company's fiscal year commencing October 1, 1996 and
                                             ending September 30, 1997.

       Named Executives..................... The Company's Chief Executive
                                             Officer ("CEO"), and each of the
                                             four other most highly
                                             compensated executive officers.

       Proxies.............................. Lon R. Greenberg, James W.
                                             Stratton and David I. J. Wang, or
                                             any of them.

       Retirement Plan...................... Retirement Income Plan for
                                             Employees of UGI Utilities, Inc.

       Securities and Exchange Commission or
       SEC or Commission.................... The United States Securities and
                                             Exchange Commission.

       Severance Plan....................... UGI Corporation Severance Pay
                                             Plan for Senior Executive
                                             Employees.

       Shareholder.......................... A holder of UGI Common Stock.

       UGI or Company....................... UGI Corporation.

       Unit................................. A single unit that represents a phantom interest equivalent to
                                             one share of Common Stock under
                                             the UGI Corporation Directors'
                                             Equity Compensation Plan.

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.

1. ELECTION OF DIRECTORS
        FOR                     WITHHOLD
    all nominees                AUTHORITY
  (except as noted)           (all nominees)

        [_]                        [_]
J.W. Stratton, D.I.J. Wang, R.C. Gozon, S.D. Ban,
L.R. Greenberg, M.O. Schlanger, T. F. Donovan
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             FOR         AGAINST         ABSTAIN

                             [_]           [_]             [_]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                          --------------------------------------
                                          Signature(s)

                                          Dated ________________________________

                             FOLD AND DETACH HERE

         [LOGO of UGI Corporation]

         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1998 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Barton D. Whitman
                                          Corporate Secretary



              UGI News & Reports             You can obtain news and other
         ----------------------------        information about UGI and our
         24 Hours a day -- Every day!     majority-owned AmeriGasPartners, L.P.
             1-800-UGI-9453 or                conveniently by telephone or
           http://www.ugicorp.com                   by the Internet.

PROXY                                                                     PROXY

                                UGI CORPORATION

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Stratton, Lon R. Greenberg and David
I. J. Wang, or any of them, with full power of substitution, as proxies to represent and vote all shares of UGI Common Stock of the undersigned, including any shares credited under the UGI Dividend Reinvestment Plan, at the Annual Meeting of Shareholders of UGI Corporation to be held February 24, 1998, and any adjournments of the Annual Meeting, as indicated on the reverse side of this proxy card and, in their discretion, upon any other matters that arise at the meeting.

THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.

1. ELECTION OF DIRECTORS
        FOR                     WITHHOLD
    all nominees                AUTHORITY
  (except as noted)           (all nominees)

        [_]                        [_]
J.W. Stratton, D.I.J. Wang, R.C. Gozon, S.D. Ban,
L.R. Greenberg, M.O. Schlanger, T. F. Donovan
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             FOR         AGAINST         ABSTAIN

                             [_]           [_]             [_]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                          --------------------------------------
                                          Signature(s)

                                          Dated ________________________________

                             FOLD AND DETACH HERE

         [LOGO of UGI Corporation]

         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1998 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Barton D. Whitman
                                          Corporate Secretary



              UGI News & Reports             You can obtain news and other
         ----------------------------        information about UGI and our
         24 Hours a day -- Every day!     majority-owned AmeriGasPartners, L.P.
             1-800-UGI-9453 or                conveniently by telephone or
           http://www.ugicorp.com                   by the Internet.

PROXY                                                                     PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my UGI Utilities, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 1998, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matters, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 19, 1998, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.

                                    (OVER)        (PLEASE SIGN ON REVERSE SIDE)

                             FOLD AND DETACH HERE

                                                              Please mark
                                                              your votes as [X]
                                                              indicated in
                                                              this example

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" NUMBERS 1 AND 2.

1. ELECTION OF DIRECTORS
        FOR                     WITHHOLD
    all nominees                AUTHORITY
  (except as noted)           (all nominees)

        [_]                        [_]
J.W. Stratton, D.I.J. Wang, R.C. Gozon, S.D. Ban,
L.R. Greenberg, M.O. Schlanger, T. F. Donovan
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. APPROVAL OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             FOR         AGAINST         ABSTAIN

                             [_]           [_]             [_]

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by duly authorized officer.

                                          --------------------------------------
                                          Signature(s)

                                          Dated ________________________________

                             FOLD AND DETACH HERE

         [LOGO of UGI Corporation]

         Dear Shareholder:

          Enclosed are materials relating to UGI Corporation's 1998 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

          Your vote is important to us. Please complete, sign and return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.

                                          Barton D. Whitman
                                          Corporate Secretary



              UGI News & Reports             You can obtain news and other
         ----------------------------        information about UGI and our
         24 Hours a day -- Every day!     majority-owned AmeriGasPartners, L.P.
             1-800-UGI-9453 or                conveniently by telephone or
           http://www.ugicorp.com                   by the Internet.

PROXY                                                                     PROXY

                       FIDELITY MANAGEMENT TRUST COMPANY

Upon return of this Proxy to you, you are instructed to cause all UGI Corporation Common Stock in my AmeriGas Propane, Inc. Savings Plan Account to be voted at the Annual Meeting of Shareholders of UGI Corporation, to be held on February 24, 1998, and any adjournment thereof, as follows:

As indicated by me on the reverse side, but, if I make no indication as to a particular matter, then as recommended by the Board of Directors on such matters, and in their discretion, upon such other matters as may properly come before the meeting. The Trustee will keep my vote completely confidential.

If the Trustee does not receive my executed Proxy by February 19, 1998, I understand the Trustee will vote the shares represented by this Proxy in the same proportion as it votes those shares for which it does receive a properly executed Proxy.


                                    (OVER)        (PLEASE SIGN ON REVERSE SIDE)

                             FOLD AND DETACH HERE